UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 10, 2014

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Board of Directors ("Board") of Saia, Inc. (the "Company") has appointed Frederick J. Holzgrefe, III, as the Vice President of Finance, Chief Financial Officer and Secretary of the Company effective September 10, 2014.

Executive Severance Agreement

On September 10, 2014, the Company entered into an Executive Severance Agreement ("Severance Agreement") with Mr. Holzgrefe. The Severance Agreement provides that in the event of a "Change of Control" of the Company followed within two years by (i) the termination of Mr. Holzgrefe’s employment for any reason other than death, disability, retirement or "cause" or (ii) the resignation of Mr. Holzgrefe due to an adverse change in title, authority or duties, a transfer to a new location, a reduction in salary, or a reduction in fringe benefits or annual bonus below a level consistent with the Company’s practice prior to the Change of Control, then Mr. Holzgrefe will (i) be paid a lump sum cash amount equal to the sum of two times his highest compensation (salary plus bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination.

Any payment or benefit received or deemed received by Mr. Holzgrefe under the Severance Agreement that triggers the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended ("Code") or any similar tax imposed by state or local law (including interest or penalties with respect to such taxes) (collectively, "Excise Tax"), will be either (i) reduced to the minimum extent necessary to ensure that no portion of the payment or benefit is subject to the Excise Tax (that amount, the "Reduced Amount") or (ii) payable in full if his receipt on an after-tax basis of the full amount of payments and benefits (after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax)) would result in Mr. Holzgrefe receiving an amount greater than the Reduced Amount. The payments or benefits will be reduced in a manner that maximizes his economic position.

For the purpose of the Severance Agreement, a "Change of Control" will be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, purchases or otherwise acquires shares of the Company and as a result thereof becomes the beneficial owner of shares of the Company having 20 percent or more of the total number of votes that may be cast for election of directors of the Company; or (ii) as the result of, or in connection with any cash tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions, the directors then serving on the Board cease to constitute a majority of the Board of the Company or any successor to the Company.

In addition, if the Company terminates Mr. Holzgrefe’s employment on or prior to September 10, 2015, for any reason other than death, disability or "cause", the Severance Agreement provides that Mr. Holzgrefe will be paid base salary for a period of nine months as if his employment had continued; provided, however, that if the termination is within the first 120 days of employment he will be paid base salary for a period of 12 months following termination. Mr. Holzgrefe’s severance under this paragraph terminates if he obtains other employment. Mr. Holzgrefe is required to execute a release of claims against the Company as a condition to payment of severance.

Restricted Stock Agreement

On September 10, 2014, the Company entered into a Restricted Stock Agreement under the Saia, Inc. First Amended and Restated 2011 Omnibus Incentive Plan with Mr. Holzgrefe ("Restricted Stock Agreement"). The Restricted Stock Agreement provides for the award of 7,936 shares of the Company’s common stock. The restricted stock award will vest 25 percent on each of September 10, 2017 and September 10, 2018 with the remaining 50 percent vesting on September 10, 2019. The restricted stock award will immediately vest upon a Change of Control. The restricted stock award is conditioned upon Mr. Holzgrefe’s compliance with the non-disclosure, non-competition and employee and customer non-solicitation provisions of the Restricted Stock Agreement.

The foregoing description of the Executive Severance Agreement and the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. A copy of the press release announcing Mr. Holzgrefe’s appointment is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of the Company has appointed Frederick J. Holzgrefe, III, 46, as the Vice President of Finance, Chief Financial Officer and Secretary of the Company effective September 10, 2014. Mr. Holzgrefe is replacing James Darby who had previously announced plans to retire. Mr. Darby will transition his role and continue as a Vice President of the Company through September 30, 2014.

Prior to Mr. Holzgrefe’s employment with the Company, Mr. Holzgrefe was employed by Golden Peanut Company, LLC, in Alpharetta, GA, where he served as Vice President of Business Development from 2012 to the end of his employment and Vice President and Chief Financial Officer from 2006 to 2012. Mr. Holzgrefe holds a bachelor’s degree in economics from the University of Norte Dame and a Master of Business Administration from Washington University.

There is no arrangement or understanding between Mr. Holzgrefe and any other person pursuant to which he is being appointed as Vice President of Finance, Chief Financial Officer and Secretary. There are no family relationships between Mr. Holzgrefe and any director or executive officer of the Company and there are no relationships or related transactions between Mr. Holzgrefe and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Holzgrefe’s appointment as Vice President of Finance, Chief Financial Officer and Secretary, Mr. Holzgrefe will be entitled to compensation on the following terms:

• an initial annual base salary of $325,000;
• a guaranteed bonus for 2014 of $195,000;
• participation in the Company’s annual incentive plan, for each year after 2014 the annual bonus will be subject to such performance criteria as established by the Board, with the current target bonus set at 60 percent of Mr. Holzgrefe’s base salary and a maximum incentive payment of 120 percent of Mr. Holzgrefe’s base salary;
• a grant of 7,936 restricted shares of the Company’s common stock that vest over five years as described in Item 1.01 above;
• participation starting in 2015 in the Company’s long-term equity incentive plan with a target award of 80 percent of Mr. Holzgrefe’s base salary comprised of the same mix of awards as other executive officers of the Company (currently 50 percent of the long-term incentive opportunity awarded as performance stock units and 50 percent awarded as stock options);
• long-term equity incentive compensation for the years following 2015 will be subject to determination by the Compensation Committee of the Company’s Board;
• severance benefits as described in Item 1.01 above; and
• participation in the employee benefit programs generally made available to the Company’s senior executives.

Item 9.01 Financial Statements and Exhibits.

10.1 Executive Severance Agreement between Frederick J. Holzgrefe, III, and Saia, Inc. dated as of September 10, 2014.
10.2 Restricted Stock Agreement under the Saia, Inc. 2011 Omnibus Incentive Plan between Frederick J. Holzgrefe, III, and Saia, Inc. dated as of September 10, 2014.
99.1 Press release of Saia, Inc. dated September 10, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

September 10, 2014	By:	Stephanie R. Maschmeier

Name: Stephanie R. Maschmeier
Title: Controller and Principal Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Severance Agreement between Frederick J. Holzgrefe, III, and Saia, Inc. dated as of September 10, 2014.
10.2	Restricted Stock Agreement under the Saia, Inc. 2011 Omnibus Incentive Plan between Frederick J. Holzgrefe, III, and Saia, Inc. dated as of September 10, 2014.
99.1	Press release of Saia, Inc. dated September 10, 2014.